Exhibit 10.43
December 16, 2009
Mr. Craig Stevenson
Quiksilver, Inc.
15202 Graham Street
Huntington Beach, California 92649
Dear Mr. Stevenson:
Reference is made to that certain letter agreement (the “Agreement”) with respect to your employment at Quiksilver, Inc. (“Quiksilver”) dated January 19, 2009, as amended. Capitalized terms used in this letter and not defined herein shall have the meaning ascribed to them in the Agreement.
Effective as of December 16, 2009, the Agreement shall be amended as follows:
1.	The parties agree to amend and replace Section 7 of the Agreement as follows:
“Expatriate Assignment Compensation. The Company agrees to provide you with access to a company-owned automobile while you are on assignment in the United States, as well as a company-leased residence.”
Except as expressly amended by this letter, the terms, conditions, covenants and agreements contained in the Agreement remain unaffected by this letter and continue in full force and effect. Further, this letter and the Agreement constitute the entire agreement between the parties with respect to the subject matter set forth herein and therein and supercede all other agreements, proposals, oral or written statements. Please confirm your agreement by signing and returning one copy of this letter to the undersigned, whereupon this letter will become a binding agreement between the parties.

Very truly yours,
By:
	Name:	Charles Exon
	Title:	Chief Administrative Officer

Accepted and agreed to this 16th day of December, 2009
By:
	Name:	Craig Stevenson